SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT





                Date of Report (Date of earliest event reported).
                                  July 25, 1997



                          Aircraft Income Partners L.P.
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             (Exact name of registrant as specified in its charter)



    Delaware                         0-17785                   13-3430508
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(State or other jurisdiction        Commission               (I.R.S. Employer
of incorporation)                   File Number              I.D. Number)




                   411 West Putnam Avenue, Greenwich, CT 06830
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               (Address of principal executive offices) (Zip Code)



       Registrant's Telephone Number including area code: (203) 862-7000

ITEM 1.  Changes in Control of Registrant

On July 25, 1997, Wexford Management LLC ("Wexford"), the administrator for Presidio Capital Corp. ("Presidio"), the parent company of Integrated Aircraft Fund Management Corp., the General Partner of Aircraft Income Partners L.P. (the "Partnership"), received notice from Presidio Holding Company, LLC, which stated that it was the holder of 63% of the outstanding Class A common shares of Presidio, that it was seeking to remove the three current Class A directors and replacing them with Edward Scheetz, David Hamamoto and David King effective as of 12:00 p.m. on September 2, 1997. Wexford has not determined whether Presidio Holding Company, LLC has the right to seek and obtain removal or replacement of the current Class A directors pursuant to such notice. If such holder's ownership is confirmed, the other Class A shareholders will be entitled to certain representation on the Board.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Aircraft Income Partners L.P.
                                  By: Integrated Aircraft Fund Mangement Corp. General Partner



                                        s/s Douglas J. Lambert
                                        ----------------------
                                        Douglas J. Lambert
                                        President and Chief Financial Officer














Date: August 7, 1997